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                                                                      EXHIBIT 12

                       THE GREATER NEW YORK SAVINGS BANK
           COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                ($ IN THOUSANDS)


                                                                        YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------------------------
                                                         1996        1995        1994        1993        1992
                                                       --------    --------    --------    --------    ---------

EARNINGS:
 1. Income (loss) before income taxes and cumulative
      effect of accounting change...................   $ 29,546    $(20,261)   $  9,951    $(25,408)   $  14,496
 2. ADD: Fixed charges (Line 12)....................    105,594     110,990      93,780      97,340      130,925
 3. LESS: Equity in undistributed income (loss) of
      unconsolidated subsidiaries and affiliates....         32          84         (99)        157       --
                                                       --------    --------    --------    --------    ---------
 4. Earnings including interest on deposits.........    135,108      90,645     103,830      71,775      145,421
 5. LESS: Interest on deposits......................     66,806      69,069      61,266      71,854      107,815
                                                       --------    --------    --------    --------    ---------
 6. Earnings excluding interest deposits............   $ 68,302    $ 21,576    $ 42,564    $    (79)   $  37,606
                                                       --------    --------    --------    --------    ---------
                                                       --------    --------    --------    --------    ---------
PREFERRED STOCK DIVIDEND REQUIREMENTS:
 7. Preferred stock dividend requirements...........   $  7,211    $  7,710    $  7,317    $  1,816    $   1,848
 8. Pro forma tax gross up(a).......................      6,118       6,541       6,208       1,541        1,568
                                                       --------    --------    --------    --------    ---------
 9. Preferred stock dividend requirements on a
      pretax basis..................................   $ 13,329    $ 14,251    $ 13,525    $  3,357    $   3,416
                                                       --------    --------    --------    --------    ---------
                                                       --------    --------    --------    --------    ---------
FIXED CHARGES:
10. Interest expense................................   $104,577    $109,994    $ 92,766    $ 96,223    $ 129,826
11. Estimated interest component of net rental
      expense.......................................      1,017         996       1,014       1,117        1,099
                                                       --------    --------    --------    --------    ---------
12. Total fixed charges.............................    105,594     110,990      93,780      97,340      130,925
13. ADD: Preferred stock dividend requirements (Line
      9)............................................     13,329      14,251      13,525       3,357        3,416
                                                       --------    --------    --------    --------    ---------
14. Total combined fixed charges and preferred stock
      dividend requirements on a pretax basis.......    118,923     125,241     107,305     100,697      134,341
15. LESS: Interest on deposits (Line 5).............    (66,806)    (69,069)    (61,266)    (71,854)    (107,815)
                                                       --------    --------    --------    --------    ---------
16. Combined fixed charges and preferred stock
      dividend requirements on a pretax basis
      excluding interest on deposits................   $ 52,117    $ 56,172    $ 46,039    $ 28,843    $  26,526
                                                       --------    --------    --------    --------    ---------
                                                       --------    --------    --------    --------    ---------
CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
  (B):
     Including interest on deposits
       (Line 4/Line 14).............................       1.14        0.72        0.97        0.71         1.08
                                                       --------    --------    --------    --------    ---------
                                                       --------    --------    --------    --------    ---------
     Excluding interest on deposits
       (Line 6/Line 16).............................       1.31        0.38        0.92          *          1.42
                                                       --------    --------    --------    --------    ---------
                                                       --------    --------    --------    --------    ---------
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------------

 *  Not meaningful

(a) Represents a tax equivalent adjustment to reflect the preferred stock dividend requirements on a pretax basis.

(b) Upon the formation of the holding company (Greater New York Bancorp Inc.), the consolidated ratios shown will represent the consolidated ratios of Greater New York Bancorp Inc.




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